Exhibit 10.7

CONTRACT OF SALE

This Contract of Sale (this Contract) is between THE ABLON AT FRISCO SQUARE, LLC, a Delaware limited liability company (Seller), and IRWIN R. ROSE & CO., LLC, an Indiana limited liability company and/or its permitted assignee (Buyer), and is dated effective as of April 10, 2017, which is the date the Closing Agent acknowledges its receipt of a fully executed copy of this Contract (the Effective Date).

BACKGROUND

Buyer wants to purchase, and Seller wants to sell:

a.	the real property located in Collin County, Texas, more particularly described on Exhibit A attached to this Contract (the Real Property), and all rights and appurtenances pertaining to the Real Property, including any interest of Seller in adjacent streets, alleys, easements, and rights-of-way, but excluding any interest in the minerals severed by prior conveyance;

b.	all improvements and fixtures located on the Real Property, which include the apartment project commonly known as The Ablon at Frisco Square (collectively, the Improvements);

c.	all of Seller’s rights and interests in the leases affecting the Real Property (Leases) and, to the extent assignable by Seller and to the extent Buyer elects or is required herein to assume, the service agreements in effect with respect to the Real Property or Improvements (the Service Contracts);

d.	the tangible personal property owned by Seller and either located at or used exclusively in connection with the Real Property or Improvements (the Personal Property);

e.	all of Seller’s rights and interests in assignable warranties and guaranties relating to the Improvements (the Warranties); and

f.	all of Seller’s rights and interests in records of tenants used in the continuing operation of the Improvements (the Tenant Records).

The Real Property, the Improvements, the Leases, the Service Contracts, the Personal Property, the Warranties and the Tenant Records are collectively called the Property. For the avoidance of doubt, the definition of Property does not include, and Seller does not intend to convey to Buyer, any right, title or interest of Seller in and to the name “Ablon” or “Pegasus” or any trademarks, logos, trade colors, service marks, or trade names of Seller or such names, including all combinations and derivations of the names “Ablon” and “Pegasus” or any signage, branding or other materials associated with same.

ARTICLE 1

PURCHASE PRICE AND EARNEST MONEY

Section 1.1	Agreement to Sell and Purchase.

Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Property, subject to the terms and conditions of this Contract.

Section 1.2	Purchase Price.

The Purchase Price of the Property is $53,500,000.00, payable in immediately available federal funds at Closing (defined in Section 6.1).

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Section 1.3	Earnest Money.

Within 3 business days after the Effective Date, Buyer shall deposit with Commonwealth Title (Closing Agent), 8222 Douglas Avenue, Suite 570, Dallas, Texas 75225, Attention: Stacie Taylor, immediately available federal funds in the amount of $1,500,000.00 (the Earnest Money). The Earnest Money will be applied in its entirety to the Purchase Price at Closing. Otherwise, the Earnest Money will be paid as provided elsewhere in this Contract. Closing Agent shall, promptly upon receipt, place the Earnest Money in a federally insured, interest bearing account. All interest on the Earnest Money becomes part of the Earnest Money. Closing Agent is authorized and directed to pay the Earnest Money to the party entitled to receive the Earnest Money under the terms of this Contract.

ARTICLE 2

TITLE INSURANCE, OTHER INFORMATION, AND SURVEY

Section 2.1	Title Insurance.

Seller shall cause Closing Agent to agree to issue to Buyer as soon as practicable after Closing, a Texas standard form of Owner Policy of Title Insurance for the Real Property and Improvements (the Owner Policy), in the amount of the Purchase Price and insuring fee simple title to the Real Property as being vested in Buyer. Seller is responsible only for payment of the premium for the standard form of Owner Policy. Buyer shall pay the premiums charged for and costs associated with obtaining any endorsements or modifications to the standard form of Owner Policy and for any loan policy or endorsements required by Buyer's lender, but Seller is not obligated to cause Closing Agent to issue any endorsements, extensions or modifications to the Owner Policy or any lender policy. Upon issuance, the Owner Policy will except to the standard printed exceptions, conditions and exclusions and to the Permitted Exceptions (defined in Section 3.1). Buyer acknowledges receipt, prior to the Effective Date, of the title insurance commitment covering the Real Property issued by Closing Agent with an effective date of March 6, 2017, under GF Number CW-2246-2246003010-ST (as updated from time to time, the Commitment), together with copies of all documents referenced as title exceptions in Schedule B of such commitment (collectively, the Title Exceptions).

Section 2.2	Other Information.

Buyer acknowledges receipt or acceptable access, prior to the Effective Date, of all of the records and documents listed on Schedule 1 attached hereto that are in Seller’s possession or are located at the Real Property and in the possession of Seller’s property manager (collectively, the Documents). No later than 14 days after the Effective Date, Seller shall obtain and deliver to Buyer an update of the Survey (defined below) or a new survey of the Real Property and Improvements (in either case, the Updated Survey) at Seller’s sole cost and expense. Without limitation on the foregoing, Seller shall make the Leases and the Tenant Records in Seller's possession available to Buyer for Buyer's inspection and copying (at Buyer's expense) at the Real Property during normal business hours upon 48 hours' prior notice of Buyer’s desire to inspect same.

ARTICLE 3

TITLE REVIEW AND DUE DILIGENCE

Section 3.1	Title Review.

(a)	Buyer has until 5:00 pm (Dallas, Texas time) on the Effective Date or until 10 days after its receipt of the Commitment and Title Exceptions, whichever is later (the Title Review Period), to give Seller a notice objecting to any exception or encumbrance contained in the Commitment or shown on the existing survey referenced on such Schedule 1 (the Survey). If Buyer does not give notice of any objections to Seller within the Title Review Period, then Buyer is deemed to approve the title as shown in the Commitment, the title exceptions, and matters shown on the Survey. If Buyer provides timely objections, then Seller shall have 7 days after receipt of Buyer's notice (the Title Cure Period) in which it may attempt or agree to cure Buyer's objections; provided, however, Seller has no obligation to cure or agree to cure any of Buyer's objections.

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(b)	If Buyer provides timely objections as contemplated above and Seller does not cure or agree to cure all of Buyer's objections within the Title Cure Period for any reason, then within 5 days after the last day of the Title Cure Period but in no event later than the last day of the Due Diligence Period (the Election Period), Buyer shall, as its sole and exclusive remedy, waiving all other remedies, either: (i) terminate this Contract by giving a termination notice to Seller within the Election Period, in which case the parties will have no further rights, liabilities, or obligations under this Contract (other than those that expressly survive termination); or (ii) waive the uncured objections and be deemed to approve Seller's title as shown in the Commitment, the title exception documents, and the Survey. If Seller does not receive notice of Buyer's election to terminate under this Section 3.1(b) prior to the expiration of the Election Period, then Buyer is deemed to have provided its waiver and approval in accordance with clause (ii) immediately above. If Buyer terminates this Contract under clause (i) where authorized herein and such election is based upon Buyer’s timely objection to (and Seller’s failure to cure or agree to cure) one or more encumbrances on the Real Property that are reasonably anticipated to have a material adverse effect on the marketability of the Property (a Material Encumbrance), then upon such termination, Closing Agent shall return all of the Earnest Money to Buyer. However, if such a termination occurs on the basis of Seller’s failure to cure or agree to cure one or more objections that do not pertain to a Material Encumbrance, then upon such termination, Closing Agent shall deliver to Seller the Released Funds as defined below, and Seller shall be irrevocably and unconditionally entitled to same, and Closing Agent shall return the remainder of the Earnest Money to Buyer.

(c)	The Permitted Exceptions are all matters disclosed by the Commitment, title exception documents, or the Survey: (i) to which Buyer does not timely object or (ii) to which Buyer does timely object but which Seller does not cure or agree to cure in writing within the Title Cure Period.

Section 3.2	Due Diligence Period.

(a)	During the Due Diligence Period, Buyer may enter the Real Property to conduct inspections of the Real Property and Improvements and review and analyze all materials, surveys, maps, reports, and other matters and information provided by Seller under this Contract. Buyer must notify Seller of Buyer's intention to enter the Real Property and Improvements at least 2 business days prior to each intended entry (which notice may be provided via email). No invasive testing or inspections may be performed without prior written approval of Seller, which approval may be withheld or given in Seller's sole and absolute discretion. Invasive testing shall include, without limitation, any so-called Phase 2 environmental site assessment. Seller may, at its option, have a representative present for each inspection or test. Buyer may not enter any Improvements except in accordance with the Leases and applicable law and only with prior notice to Seller specifying such intended entry.

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(b)	Buyer may, in its sole discretion, elect to terminate this Contract for any or no reason by giving notice of termination to Seller at any time on or before April 20, 2017 (the period from the Effective Date through such later date being the Due Diligence Period). If no notice of termination is timely received by Seller, then this Contract remains in full force and effect and Buyer's right to terminate this Contract under this Section 3.2 is waived. Upon a timely termination under this Section 3.2: (i) the parties have no further rights, liabilities, or obligations under this Contract (other than those that expressly survive termination); and (ii) Closing Agent shall deliver the Earnest Money as follows: (A) $350,000 of the Earnest Money (the Released Funds) shall be delivered to Seller and Seller shall be irrevocably and unconditionally entitled to same; and (B) the remainder of the Earnest Money shall be returned to Buyer. The foregoing division of the Earnest Money upon a termination under this Section is not intended to limit or affect a parties’ express rights to the Earnest Money under other Sections of this Contract or the application of the Earnest Money to the Purchase Price at Closing. After the expiration of the Due Diligence Period, Buyer is deemed to waive any defaults of Seller that arose prior to or during the Due Diligence Period of which Buyer has actual knowledge as of the expiration of the Due Diligence Period, and any deficiencies in Seller’s representations and warranties of which Buyer has actual knowledge at such time.

(c)	Buyer agrees that Buyer and all of its agents entering on the Property shall carry commercial general liability insurance with limits of no less than $2,000,000.00 in the aggregate and $1,000,000.00 per occurrence, insuring all activity and conduct of Buyer and such agents while exercising the right of access provided for in this Section. Such insurance shall be written on an occurrence basis, shall include a contractual liability endorsement that insures Buyer’s indemnity obligations hereunder, and shall name Seller and Seller’s property manager as additional insureds. Buyer hereby represents and warrants that it carries the insurance required under this paragraph. Prior to Buyer or any agent entering the Property, and upon request of Seller, Buyer will provide Seller with written evidence of the insurance required under this paragraph.

(d)	Buyer shall perform, and shall cause its agents, employees, and contractors to perform, all inspections and reviews of the Property so as not to cause any damage, loss, cost, or expense to, or claims against, Seller or the Property. Buyer shall, at its expense, promptly repair any damage to the Property caused by or attributable to Buyer's inspections, testing or other activities under this Section 3.2 to the condition existing immediately prior to the inspection or testing. Buyer shall indemnify, defend, and hold harmless Seller, and its owners, principals, officers, affiliates, agents and employees, from and against any and all damages, losses, costs, liabilities, claims and expenses (including, without limitation, reasonable legal fees and court costs) arising out of or resulting from the entry onto the Property by Buyer or any of its affiliates, agents, employees, contractors, or consultants or any of the inspections, tests or other activities of such parties under this Section 3.2. Additionally, Buyer shall, at its expense, cause any lien filed against the Real Property arising by, through, or under Buyer or otherwise attributable to such inspections, testing, and review of the Property to be released of record within 20 days after receipt of notice of the filing of any lien. The terms of this Section 3.2(d) survive the Closing or any termination of this Contract, and notwithstanding anything to the contrary, Seller may enforce specific performance of Buyer’s obligations under this Section 3.2(d) and pursue any other remedy at law or in equity in connection with same.

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(e)	Buyer shall, on or before the expiration of the Due Diligence Period, provide written notice to Seller stipulating which Service Contracts Buyer elects to assume (Assigned Contracts) and which Service Contracts Buyer elects not to assume (the Rejected Contracts). Seller shall deliver a notice to terminate the Rejected Contracts on or prior to the date of Closing. Notwithstanding anything to the contrary herein, the contracts with Grande Communications Networks LLC and AT&T Services, Inc., regardless of any notice from Buyer to the contrary, are deemed Assigned Contracts hereunder and will be assumed by Buyer at Closing accordingly. If Buyer does not timely make an election with respect to any one or more of the Service Contracts, it shall be deemed to have elected to assume each of those Service Contract(s). At Closing, all of the Assigned Contracts shall be assigned to Buyer pursuant and subject to the terms of the Assignment of Leases defined below.

ARTICLE 4

SELLER'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 4.1	Seller's Representations and Warranties.

Seller represents and warrants to Buyer as follows:

(a)	Seller is validly existing under the laws of the State of its incorporation, and is, to the extent necessary, qualified to do business in the State of Texas.

(b)	Seller has the authority to execute this Contract and, prior to the performance of the respective obligation, will have the authority to perform its obligations under this Contract. The person executing this Contract on behalf of Seller is duly authorized to do so.

(c)	There is no pending condemnation or change in zoning affecting the Property as of the Effective Date.

(d)	Seller has received no written notice as of the Effective Date concerning the Real Property or the Improvements from any governmental authority stating that the Real Property or the Improvements are in violation of applicable law, except such violations as have been previously cured.

(e)	Except for any written items disclosed by Seller, there is no pending litigation affecting the Real Property and Improvements.

(f)	There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by or pending against Seller.

(g)	To Seller’s knowledge: (i) the Leases available for review by Buyer are true and correct copies of the actual Leases that are in Seller's possession; (ii) there are no adverse parties in possession of any portion of the Real Property or Improvements as of the Effective Date; and (iii) each Lease is valid and enforceable.

(h)	The Rent Roll delivered by Seller to Buyer under Section 2.2 is the Rent Roll relied upon by Seller in connection with the operation of the Real Property and Improvements as of the date of such Rent Roll.

(i)	As of the Closing, no portion of the Property will be subject to any management agreement, so that Buyer shall receive all of the Property free and clear of any such management agreement.

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(j)	As of the Effective Date, Seller has not received any written notice that the Property was not built or does not comply with all legal requirements relative to state, local and federal accessibility laws.

(k)	There are no warranty claims, defaults or notices of default under any contracts or agreements related to or pertaining to the construction of the Improvements.

(l)	Subject to Seller’s replacement rights under Section 4.4(c) hereof, the items of tangible personal property described on Schedule 2 attached hereto are among the items of personal property that will be conveyed to Buyer at Closing pursuant to the Bill of Sale.

Section 4.2	Survival of Representations and Warranties.

The representations and warranties in Section 4.1 will be deemed made on and as of the Closing Date (as hereinafter defined) with the same force and effect as if made at that time and survive Closing for a period of 120 days. Effective at 5:00 p.m. (Dallas, Texas time) on the date that is 120 days after the Closing, such representations and warranties shall automatically terminate, except to the extent that notice from Buyer of a claim for breach thereof has been received by Seller within the 120-day period, and such notice identifies the respective claim with reasonable specificity. Buyer may bring an action for a breach of a representation and warranty by Seller only if and only to the extent that: (a) such action is commenced after the Closing and Buyer gives Seller the notice of the respective breach within the 120-day period as required above, and (b) the aggregate, actual damages from all such breaches of which Buyer gives timely notice exceed $25,000. At all times subject to the other limitations on recovery of damages set forth in this Section 4.2, Buyer may collect only actual damages for any breach of Seller's representations and warranties under this Contract. Buyer waives the right to claim, seek or recover special, consequential, punitive, or any other damages other than actual damages in connection with this transaction and this Contract. Except for Seller’s special warranty in the Deed and Seller’s indemnification obligations under Section 9.3, the aggregate liability of Seller for all damages of any kind related to this Contract or this transaction is limited to $750,000.00. The provisions of this Section 4.2 survive the Closing or any termination of this Contract.

Section 4.3	Knowledge Standard.

For purposes of this Contract, the term Seller's knowledge (and similar phrases) means the current actual knowledge of Steve Brookshire and Kevin Hickman. The named individuals are acting for and on behalf of Seller and are in no manner personally liable or expressly or impliedly making any representations or warranties in an individual capacity. Buyer waives any right to sue or to seek any personal judgment or claim or take any other action against any such named individual.

Section 4.4	Seller's Covenants.

(a)	At all times from the Effective Date to the Closing, Seller shall keep and perform all of the obligations to be performed by the landlord under the Leases. Seller will promptly deliver to Buyer any written notice Seller receives regarding the occurrence of any default or alleged default by landlord under the Leases.

(b)	After the expiration of the Due Diligence Period, Seller may not grant any leasing incentives other than incentives consistent with (or less than) any of those previously offered by Seller during its ownership of the Property, without the prior consent of Buyer (which consent may not be unreasonably withheld, conditioned, or delayed).

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(c)	At all times from the Effective Date to the Closing, Seller shall maintain the Improvements in their present condition and repair in all material respects, except for normal wear and tear and any casualty or condemnation. Seller may not remove any Personal Property from the Improvements without replacing them with items of substantially similar kind (or utility) and quality prior to Closing.

(d)	Seller will cause all insurance policies related to the Property to be maintained in full force and effect up to the Closing.

(e)	Seller will promptly notify Buyer in writing of any violation or alleged violation affecting the Property received by Seller in writing from any governmental authority.

(f)	At all times from the Effective Date to the Closing, Seller shall operate the Property in a manner consistent in all material respects with Seller’s operation of the Property immediately prior to the Effective Date, in compliance with all applicable laws, subject to normal wear and tear and any casualty or condemnation. Such operational covenant shall not limit Seller’s rights to grant incentives and replace Personal Property to the extent expressly contemplated elsewhere in this Section 4.4.

ARTICLE 5

BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1	Buyer's Representations and Warranties.

Buyer represents and warrants to Seller, which representations and warranties are also deemed to be made on and as of the Closing Date:

(a)	Buyer is validly existing under the laws of the State of its incorporation, and is, to the extent necessary, qualified to do business in the State of Texas.

(b)	Buyer has the authority to execute this Contract and to perform its obligations under this Contract. The person executing this Contract on behalf of Buyer is duly authorized to do so.

(c)	There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or threatened against Buyer.

ARTICLE 6

CLOSING AND PRORATIONS

Section 6.1	Closing Date.

The Closing of this Contract will take place in Closing Agent's offices commencing at 11:00 a.m., Dallas, Texas time, on May 25, 2017 (the Closing Date).

Section 6.2	Closing Matters.

(a)	Prior to the Closing, Seller shall deliver into escrow with Closing Agent, for delivery to Buyer upon Closing:

(i)	a Special Warranty Deed (the Deed), duly executed and acknowledged by Seller, in the form attached to this Contract as Exhibit B;

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(ii)	a Bill of Sale (the Bill of Sale), duly executed by Seller, in the form attached to this Contract as Exhibit C;

(iii)	2 counterparts of an Assignment of Leases, Contracts, Security Deposits, and Warranties (the Assignment of Leases) duly executed by Seller, in the form attached to this Contract as Exhibit D;

(iv)	an IRC Section 1445 Certification, duly executed by Seller, in the form attached to this Contract as Exhibit E;

(v)	2 counterparts of a notice to tenants (the Tenant Notice Letter), duly executed by Seller in the form attached to this Contract as Exhibit F, to be duplicated for and addressed to each tenant at the Property promptly after Closing and delivered accordingly by Buyer after Closing;

(vi)	if required under a Service Contract that Buyer has elected or is required hereunder to assume, 2 counterparts of an assignment instrument effecting the assignment by Seller and assumption by Buyer of the respective Service Contract, in the form required by such Service Contract or (if no form is specified) a commercially reasonable form presented by Seller (each a Service Contract Assignment);

(vii)	an updated Rent Roll dated no earlier than 1 business day prior to Closing, certified by Seller as true, correct and complete in all material respects as of the date thereof;

(viii)	any other document reasonably required by Closing Agent to consummate the transactions contemplated herein; and

(ix)	the following, which will be left at the Property and not delivered into escrow: (A) originals or copies of the Leases, the Service Contracts, the Warranties, and the Tenant Records, and (B) keys to the Improvements.

(b)	Prior to the Closing, Buyer shall deliver into escrow with Closing Agent, for delivery to Seller upon Closing:

(i)	by wire transfer or other immediately available federal funds, the Purchase Price, subject to applicable prorations and credits;

(ii)	2 counterparts of the Assignment of Leases, duly executed by Buyer;

(iii)	2 counterparts of the Tenant Notice Letter, duly executed by Buyer;

(iv)	2 counterparts of each Service Contract Assignment, if any, duly executed by Buyer; and

(v)	any other document reasonably required by Closing Agent to consummate the transactions contemplated herein.

(c)	Buyer shall, within five (5) business days after Closing, deliver to each tenant at the Property the executed and completed Tenant Notice Letter for such tenant in a manner consistent with applicable law. If not so timely delivered by Buyer, Seller has the right to enter the Property after Closing to deliver the Tenant Notice Letters on behalf of Buyer or Seller, as applicable. Prior to delivery of same, Buyer shall use the information contained on the Rent Roll provided by Seller at Closing.The rights and obligations of this paragraph survive the Closing.

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Section 6.3	Prorations.

(a)	Ad valorem taxes and assessments (whether for real estate or personal property) against the Property will be prorated at Closing as of the date of Closing based on the tax bills for the year of the Closing. If Closing occurs before that year's tax bills are available, the proration will be based on the latest tax rate applied to the latest valuation provided by the applicable taxing authority. Buyer shall thereafter pay all taxes and assessments against the Property before they become delinquent.

(b)	Except as set forth in Section 6.3(c), all income and expenses in connection with the operation of the Property (other than ad valorem taxes and assessments) will be prorated at Closing as of the Closing Date as more particularly described below. All income and expense items subject to proration pertaining to the period prior to the Closing Date will be allocated to Seller and all income and expense items subject to proration pertaining to the period starting on the Closing Date will be allocated to Buyer. With respect to income (including rents) actually received by Seller for the month in which the Closing occurs (the Closing Month), Buyer will receive a credit against the Purchase Price equal to the portion of such income actually received that is attributable to the period of the Closing Month starting on the Closing Date. With respect to prepaid income (including prepaid rents) actually received by Seller for periods after the Closing Month, Buyer will receive a credit against the Purchase Price for such income actually received. With respect to expenses allocable to the Closing Month, Seller will receive from Buyer at Closing an amount equal to the portion of such expenses that Seller has actually paid that is attributable to the period of the Closing Month starting on the Closing Date. With respect to expenses actually paid by Seller for periods after the Closing Month for Service Contracts or items that Buyer has expressly assumed or is required herein to assume, Seller will receive from Buyer at Closing an amount equal to such expenses actually paid.

(c)	Notwithstanding the generality of Section 6.3(b), the following specific allocations will apply to Buyer and Seller, as applicable. Seller is responsible for locator fees and commissions for Leases under which the tenant moves into a unit prior to the Closing and commences the payment of rent for same. Buyer is responsible for locator fees and commissions for Leases under which the tenant moves into a unit on or after the Closing or has not yet commenced payment of rent as of the Closing. Any income payable in connection with any Service Contract will be prorated as set forth in Section 6.3(a), but no lump sum, front-loaded or similar bonus payments paid to Seller with respect to any Service Contract will be prorated, including (without limitation) any so-called “door fee” or similar incentive payment under a telecommunications contract. Finally, Buyer acknowledges that Seller bills the tenants in connection with the Leases for certain utility services procured by Seller and furnished to such tenants (Utility Payments), with billings to tenants for such utility services being made monthly and in arrears (ie: for a utility service period that concluded prior to tenant actually being billed for same). To ensure Seller’s recoupment of all utility expenses allocable to periods prior to Closing, Buyer shall remit to Seller after Closing an amount equal to the actual Utility Payments paid by the tenants and attributed to: (i) Seller’s last monthly utility service period that concludes prior to Closing; and (ii) the monthly utility service period during which Closing occurs but only the pro-rata share allocable to such period up to (but not including) the date of the Closing. As to matters other than taxes on real and personal property, Seller and Buyer shall make appropriate post-closing adjustments to the prorations of income and expenses but in no event will any readjustment be made after the 60th day after the Closing Date.

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(d)	All deposits and/or fees made by tenants under the Leases (whether or not such deposits and/or fees have been designated as refundable security for rent, cleaning, pets, or any other purposes) and not applied by Seller will be credited against the Purchase Price and the obligation to refund the cash deposits to tenant is assumed by Buyer, such actual cash deposits being retained by Seller. The application fees which are not prepaid security deposits shall be retained by Seller.

(e)	To the extent received by Buyer after Closing, Buyer will promptly remit to Seller any bonds or letters of credit issued in favor of any governmental authorities by Seller or any Seller affiliate in connection with the construction, operation or maintenance of the Improvements and any property tax refunds, utility refunds or any other refunds in connection with the ownership, development or operation of the Property attributable to any period prior to Closing. To the extent received by Seller after Closing, Seller will promptly remit to Buyer any bonds or letters of credit issued in favor of any governmental authorities by Buyer or any Buyer affiliate in connection with the operation or maintenance of the Improvements and any property tax refunds, utility refunds or any other refunds in connection with the ownership, development or operation of the Property attributable to any period on or after Closing.

(f)	Buyer shall use reasonable efforts to collect Delinquent Rentals (defined herein) for Seller's benefit after the Closing in the usual course of the operation of the Property, and collections, if any, will be remitted to Seller promptly upon receipt by Buyer. Buyer's obligation to remit Delinquent Rentals to Seller terminates 120 days after the Closing. Nothing contained herein requires Buyer to institute any lawsuit or other collection procedure. Seller and Buyer agree that any sums received by Buyer from any tenant owing Delinquent Rentals will first be applied to the rent of such tenant for periods after Closing that are currently due and payable to Buyer, then to rent for the Closing Month (and prorated between the parties and remitted accordingly), and then to other Delinquent Rentals and remitted to Seller accordingly. Delinquent Rentals are defined as rents owed by tenants for the Closing Month or any month prior to the Closing Month but uncollected by Seller as of the Closing Date. To the extent Buyer collects any other income that is attributable to the Closing Month or any month prior to the Closing Month, Buyer shall remit such amounts to Seller promptly upon receipt (but retaining its prorated share of any income for the Closing Month).

(g)	The Real Property is subject to certain assessments by the applicable property owner’s association, pursuant to the Declaration of Covenants, Conditions and Restrictions and associated instruments, which encumber the Real Property along with other tracts of real property within the vicinity of same (the Restrictive Covenants). During years prior to the year of the Closing, a portion of such assessments that were allocable to one or more of such other tracts were not paid (the Delinquency), and Seller paid a portion of the Delinquency to such owner’s association. Seller and Buyer hereby expressly agree that Buyer is not assuming any responsibility for the Delinquency and Seller shall remain liable for such Delinquency. If any of such Delinquency is hereafter recovered by such association from the proper payers, then Seller may be entitled to reimbursement of all or a portion of the Delinquency that was previously paid by Seller. Buyer acknowledges and agrees that the rights to any such reimbursement will not be conveyed to Buyer at the Closing. Buyer has no obligation to attempt to pursue or collect any such reimbursement; however, if Buyer hereafter receives any such reimbursement, then Buyer agrees to remit such payment to Seller within 10 days after receipt of same.

(h)	The obligations of Seller and Buyer under this Section 6.3 survive the Closing.

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Section 6.4	Closing Costs.

Seller shall pay (i) the basic premium for the Owner Policy (but not for any extended coverage, endorsements or modifications to the Owner Policy or for any loan policy or endorsements or modifications required by Buyer's lender), (ii) the cost of recording the Deed, (iii) 50% of any escrow fees or similar charges of Closing Agent, (iv) the cost of the Updated Survey, and (v) the costs, if any, incurred by Seller in connection with the performance of its obligations under this Contract. Buyer shall pay (i) any premiums related to any extended coverage, endorsements or modifications to the Owner Policy and for any loan policy or endorsements or modifications required by Buyer's lender, (ii) the cost of any other conveyance documents that Buyer may choose to record in addition to the Deed, (iii) 50% of any escrow fee or similar charges of Closing Agent, and (iv) the costs, if any, incurred by Buyer in connection with the performance of its obligations under this Contract. All other expenses incurred by Seller or Buyer with respect to the Closing will be borne and paid exclusively by the party incurring same, without reimbursement, except to the extent otherwise specified in this Contract.

Section 6.5	Signage.

All signage and other current branding of the Property will remain the property of Seller, as contemplated above. Within ten (10) business days after the Closing and upon advance written notice to Buyer (which may be provided by email), Seller may remove all signage and other branding of the Property from the Improvements. Upon Seller’s timely removal as contemplated above, Seller shall be entitled to enter the Real Property and remove same therefrom and to relocate, reuse, alter, discard or destroy same. Such relocation may, at Seller’s option, include the use of such signage and branding at any other real property owned by Seller or its affiliates. With respect to any signage or branding not removed by Seller from the Real Property within ten (10) business days after the Closing, Buyer may discard or destroy (but not use) such items at its sole cost and expense. The provisions of this Section shall survive the Closing.

ARTICLE 7

DEFAULTS AND REMEDIES

Section 7.1	Breach of Seller's Representations and Warranties Prior to Closing.

If any of Seller's representations and warranties in Section 4.1 are inaccurate in any material respect at or prior to Closing and Seller does not cure the material breach within 5 days after receipt of notice of the breach from Buyer, then Buyer shall, as its sole and exclusive remedy, waiving all other remedies, either: (a) terminate this Contract by giving notice to Seller within 5 days after the end of Seller's cure period with respect to such breach; or (b) waive the respective deficiency in such representation and warranty in its entirety and proceed to the Closing. If Buyer does not provide notice of termination to Seller within such 5-day period, then Buyer shall be deemed to have elected to waive the deficiency as provided in clause (b). Only upon Buyer’s approval, the Closing Date may be extended to the extent necessary to afford Seller the entire cure period hereunder. If Buyer terminates this Contract under this Section 7.1, then Closing Agent shall return the Earnest Money to Buyer and the parties have no further rights, liabilities, or obligations under this Contract (other than those that expressly survive termination). If Buyer has actual knowledge of the inaccuracy or breach of any representation or warranty by Seller at or prior to Closing and the Closing occurs, then effective as of Closing, Buyer is deemed to waive such breach or inaccuracy in the representation and warranty in its entirety (such waiver to survive Closing accordingly).

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Section 7.2	Buyer's Remedies.

If Seller does not timely perform any one or more of its obligations under this Contract whether in whole or in part and Seller does not cure the default within 5 days after receipt of notice of the default from Buyer, then Buyer may elect, as its sole and exclusive remedy, to either: (i) enforce specific performance of Seller's obligation to convey the Property to Buyer under this Contract, if the default at issue involves Seller’s failure to timely consummate the transactions contemplated hereunder; or (ii) terminate this Contract by giving notice to Seller within 5 days after the expiration of Seller’s cure period, in which case Closing Agent shall return the Earnest Money to Buyer, and the parties will have no further rights, liabilities, or obligations under this Contract (other than those that expressly survive termination).

Only upon Buyer’s approval, the Closing Date may be extended as necessary to afford Seller the time to cure Seller’s default, and if necessary, to accommodate Buyer’s 5-day termination period above. As a condition to pursuing such remedy, Buyer shall give Seller notice of its intent to enforce specific performance within 60 days after the Closing Date, and file an action to enforce specific performance against Seller in an appropriate State court having jurisdiction over the Real Property within 180 days after the Closing Date.

Section 7.3	Seller's Remedies.

If Buyer fails to comply with any one or more of its obligations under this Contract whether in whole or in part or if any of Buyer’s representations or warranties in this Contract are determined to be inaccurate or false in any material respect, and Buyer does not cure such default or deficiency within 5 days after receipt of notice of such matter from Seller, then Seller may, as its sole and exclusive remedy, terminate this Contract by giving notice to Buyer of such termination. Upon such termination, the Closing Agent shall pay all of the Earnest Money to Seller, and Seller will retain all Earnest Money as liquidated damages, and the parties have no further rights, liabilities, or obligations under this Contract (except for those that expressly survive termination). The parties agree that Seller's damages are difficult to ascertain and that the Earnest Money is a fair approximation of Seller's damages. Notwithstanding anything to the contrary herein, Seller is not required to give Buyer notice of default or opportunity to cure with respect to the performance of any obligation involving the deposit of Earnest Money or the payment of the Purchase Price hereunder.

ARTICLE 8

CASUALTY AND CONDEMNATION

Section 8.1	Risk of Loss and Notice.

Seller shall give Buyer written notice within 48 hours after obtaining knowledge of any destruction of any part of the Real Property and Improvements or the commencement of any condemnation proceedings against the Real Property and Improvements between the Effective Date and the Closing Date.

Section 8.2	Minor Casualty and Condemnation.

If condemnation proceedings are commenced against any portion of the Real Property and Improvements and Buyer does not timely elect to terminate this Contract under Section 8.3 (an Immaterial Condemnation) or if Improvements are destroyed by fire or other casualty and the estimated cost of repairs as reasonably determined by Seller is less than or equal to one percent (1%) of the Purchase Price (a Minor Casualty), Closing will occur with no reduction in the Purchase Price and at Closing:

(a)	Seller shall assign its interest in all proceeds of property insurance or condemnation awards to Buyer, less any amounts actually paid by Seller to third parties to secure such proceeds or awards and to repair, restore, or clean up the Real Property and Improvements;

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(b)	If a Minor Casualty occurs: (i) Buyer will receive a credit against the Purchase Price equal to the deductible applicable to the damage claim at issue under Seller's applicable property insurance policy, if any; and (ii) Buyer shall accept the Real Property and remaining Improvements in their damaged state, and Seller has no obligation to repair or restore any damaged or destroyed portions of the Real Property and Improvements but may do so at its election; and

(c)	If an Immaterial Condemnation is commenced: (i) Buyer will accept the remaining Real Property and Improvements subject to the condemnation proceedings, and (ii) Seller has no obligation to defend or otherwise appear in any condemnation proceedings after Closing;

Section 8.3	Major Casualty and Condemnation.

If condemnation proceedings are commenced against any portion of the Real Property and Improvements (a Condemnation), or if Improvements are destroyed by fire or other casualty and the estimated cost of repairs as reasonably determined by Seller’s applicable insurance adjuster is more than one percent (1%) of the Purchase Price (a Major Casualty), then Buyer may, as its sole and exclusive remedy, terminate this Contract by giving notice to Seller within 10 days after receiving notice of such Condemnation or Major Casualty. Upon such notice of termination, Closing Agent shall deliver the Earnest Money to Buyer, and the parties have no further rights, liabilities, or obligations under this Contract (other than those that expressly survive termination). If Buyer does not provide notice of termination within such 10-day period, then Buyer is deemed to waive its right to terminate under this Section 8.3, Closing will occur without reduction in the Purchase Price, and such matter will be deemed a Minor Casualty or Immaterial Condemnation (as applicable) and governed accordingly under Section 8.2.

ARTICLE 9

MISCELLANEOUS

Section 9.1	Notices.

All notices, requests, approvals, consents, and other communications required or permitted under this Contract (Notices) must be in writing and are effective: (a) on the business day sent, if sent by fax or e-mail prior to 5:00 p.m. Dallas, Texas time, and (i) with respect to fax, the sending fax generates a written confirmation of sending, or (ii) with respect to e-mail, the sender receives evidence of sending, via copy of the message in its “sent” file or other similar electronic storage; (b) on the date of deposit, if deposited on a business day with a nationally recognized overnight courier service for prepaid delivery on the next business day; or (c) 3 business days after being deposited on a business day in the United States mail, certified, return receipt requested, postage prepaid. In each instance, the Notice must be addressed to Buyer or Seller, as the case may be, at the following addresses:

Seller:	The Ablon at Frisco Square, LLC
8222 Douglas Avenue, Suite 390
Dallas, Texas 75225
Tel No. (214) 720-9237
Fax No. (214) 871-2799
Contact: Stephen Brookshire
Email: sbrookshire@pegasusablon.com

With a copy to:

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Munsch Hardt Kopf & Harr, P.C.
500 N. Akard Street, Suite 3800
Dallas, Texas 75201
Contact: Will Themer
Telephone: (214) 855-7582
Facsimilie: (214) 978-4333
Email: wthemer@munsch.com

Buyer:	Irwin R. Rose & Co., LLC
8801 River Crossing Blvd Suite 340
Indianapolis, Indiana 46240 or

P.O. Box 40879
Indianapolis, IN 46240-8079
Tel No. (317) 884-8825
Fax No. (317) 575-0850
Contact: Douglas C. Rose
Email: drose@rose-apartments.com

With a copy to:

Irwin R. Rose & Co., LLC
3811 Turtle Creek Blvd Suite 1000
Dallas, Texas 75219
Contact: Jane Rose Hurst
Telephone: (469) 828-2596
Facsimilie: (469) 828-3606
Email: jrose@amcapts.com

Either party may change its addresses or numbers for notice hereunder, by providing the other party with at least 5 days’ prior notice of such change in accordance with this provision. Legal counsel of Buyer or Seller, as applicable, may deliver Notice on behalf of the respective party.

Section 9.2	Assignment.

This Contract may not be assigned by Buyer without the prior consent of Seller, except the assignment of the Contract to an affiliate of Buyer. Any assignee of Buyer's interest in this Contract is bound by all of Buyer’s actions prior to the assignment, and must assume in writing all of Buyer's obligations under this Contract. Buyer is not released from the obligations or agreements created under this Contract as a result of any assignment. Upon any assignment of this Contract, Buyer shall promptly deliver to Seller a fully executed copy of the assignment of this Contract and the assumption by the assignee of Buyer's obligations under this Contract, which assignment and assumption must be effected and delivered to Seller at least 7 days prior to Closing. No transfer or assignment in violation of this Section 9.2 is valid or enforceable. An affiliate is any person, partnership, company or entity that controls, is controlled by, or is under common control with the assignor in question.

Section 9.3	Commissions.

Each party hereby warrants to the other party that it has not dealt with any real estate broker or salesman in the negotiation of this Contract except Brian O’Boyle of ARA Newmark Dallas (Broker). Seller shall pay to Broker the commissions due and payable to Broker in connection with the transactions contemplated by this Contract, pursuant to separate written agreement between Seller and Broker. Each party shall indemnify, defend, and hold harmless the other party against any other real estate commissions due by virtue of the execution or Closing of this Contract, the obligation or asserted claim for which arises from actions taken or claimed to be taken by or through the indemnifying party. The provisions of this Section 9.3 survive the Closing or any termination of this Contract, and is not affected by any limitation on remedies provided in this Contract.

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Section 9.4	Holidays, Etc.

Whenever any time limit or date provided herein falls on a date that is not a business day, then that date is extended to the next day that is a business day. The term business day as used in this Contract means any day that is not a Saturday, Sunday, or other day on which national banks in the State of Texas are authorized or required to be closed. Furthermore, the Friday immediately following Thanksgiving Day is not a business day.

Section 9.5	Legal Fees.

If there is litigation, arbitration, or mediation concerning the interpretation or enforcement of this Contract or any portion of this Contract, the prevailing party is entitled to recover from the other party its reasonable legal fees and related expenses, and this paragraph survives the Closing or any earlier termination of this Contract.

Section 9.6	Disclaimers, Waivers, Releases and Indemnities.

Buyer acknowledges and agrees that:

(a)	EXCEPT AS MAY BE SPECIFICALLY STATED IN THE CLOSING DOCUMENTS OR IN THE SURVIVING OBLIGATIONS OF THIS CONTRACT, BUYER IS PURCHASING THE PROPERTY AS IS, WHERE IS, AND WITH ALL FAULTS, AND BUYER RELEASES SELLER AND ALL SELLER AFFILIATES AND THEIR EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AND AGENTS FOR ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION, OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION OR DESIGN DEFECTS, ERRORS, OMISSIONS, OR OTHER CONDITIONS AFFECTING THE PROPERTY, KNOWN OR UNKNOWN. THIS RELEASE WILL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO UNKNOWN CLAIMS, DAMAGES, AND CAUSES OF ACTION. THIS COVENANT RELEASING SELLER AND ALL SELLER AFFILIATES IS A COVENANT RUNNING WITH THE PROPERTY AND IS BINDING UPON BUYER, ITS SUCCESSORS AND ASSIGNS. BUYER SHALL PERFORM ALL INVESTIGATIONS OF THE PROPERTY IT DEEMS NECESSARY DURING THE DUE DILIGENCE PERIOD. SUBJECT TO SELLER'S REPRESENTATIONS AND WARRANTIES SPECIFIED IN SECTION 4.1, BUYER IS RELYING SOLELY ON BUYER'S INDEPENDENT ANALYSIS AND INVESTIGATION OF THE PROPERTY AND BUYER ASSUMES THE RISK THAT AN ADVERSE CONDITION OF THE PROPERTY MAY NOT HAVE BEEN REVEALED BY ITS OWN DUE DILIGENCE.

(b)	EXCEPT AS MAY BE SPECIFICALLY STATED IN THE CLOSING DOCUMENTS OR IN THE SURVIVING OBLIGATIONS OF THIS CONTRACT, SELLER, FOR ITSELF AND ON BEHALF OF ALL SELLER AFFILIATES, SPECIFICALLY DISCLAIMS, AND BUYER EXPRESSLY WAIVES, ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS, TO, OR CONCERNING ALL OR ANY PORTION OF THE PROPERTY OR THE OWNERSHIP OR OPERATION THEREOF, INCLUDING (WITHOUT LIMITATION): (I) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER (INCLUDING BUT NOT LIMITED TO, DRINKING WATER, GROUNDWATER, SURFACE WATER, WETLANDS), SOIL, AND GEOLOGY, AND THE SUITABILITY OF THE REAL PROPERTY AND IMPROVEMENTS FOR ANY AND ALL ACTIVITIES AND USES THAT BUYER MAY ELECT TO CONDUCT THEREON; (II) MATTERS OF TITLE; (III) THE COMPLIANCE OF THE REAL PROPERTY AND IMPROVEMENTS OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR OTHER BODY, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT AND THE FAIR HOUSING ACT, AS AMENDED FROM TIME TO TIME AND RELATED RULES AND REGULATIONS; (IV) WHETHER THE IMPROVEMENTS ARE BUILT IN A GOOD AND WORKMANLIKE MANNER; (V) ZONING TO WHICH THE REAL PROPERTY AND IMPROVEMENTS OR ANY PORTION THEREOF MAY BE SUBJECT; (VI) WARRANTIES (EXPRESS OR IMPLIED) OF CONDITION REGARDING THE FITNESS OF THE REAL PROPERTY AND IMPROVEMENTS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TENANTABILITY, HABITABILITY, OR SUITABILITY FOR ANY INTENDED USE; AND (VII) ANY ENVIRONMENTAL CONDITIONS THAT MAY EXIST ON THE REAL PROPERTY AND IMPROVEMENTS (COLLECTIVELY, THE "HAZARDOUS WASTE LAWS") AND BUYER RELEASES AND WAIVES ANY CLAIMS OR CAUSES OF ACTION AGAINST SELLER, SELLER'S AGENTS AND SELLER'S AFFILIATES BASED IN WHOLE OR IN PART ON ANY VIOLATION OF, OR ARISING OUT OF THE HAZARDOUS WASTE LAWS, OR A VIOLATION OF OR ARISING OUT OF ANY FEDERAL, STATE, OR LOCAL STATUTE, ORDINANCE, RULE, OR REGULATION RELATING TO THE HAZARDOUS WASTE LAWS.

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(c)	THE TERM “CLOSING DOCUMENTS” IS DEFINED COLLECTIVELY AS THE DEED, BILL OF SALE, ASSIGNMENT OF LEASES, AND OTHER DOCUMENTS UNDER SECTION 6.2 THAT ARE EXECUTED BY SELLER AND DELIVERED TO BUYER AT THE CLOSING. THE TERM “SURVIVING OBLIGATIONS” IS DEFINED AS THE EXPRESS REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF SELLER THAT ARE EXPRESSLY SET FORTH ELSEWHERE WITHIN THIS CONTRACT AND STIPULATED AS SURVIVING CLOSING, AS EXPRESSLY LIMITED BY THIS CONTRACT.

(d)	SELLER INDEMNIFIES BUYER FOR LOSSES, COSTS, LIABILITIES, CLAIMS AND CAUSES OF ACTION ARISING OR ACCRUING PRIOR TO THE DATE OF CLOSING, AS AND TO THE EXTENT PROVIDED WITHIN THE BILL OF SALE AND THE ASSIGNMENT OF LEASES. BUYER INDEMNIFIES SELLER FOR LOSSES, COSTS, LIABILITIES, CLAIMS AND CAUSES OF ACTION ARISING OR ACCRUING ON OR AFTER THE DATE OF CLOSING, AS AND TO THE EXTENT PROVIDED WITHIN THE BILL OF SALE AND THE ASSIGNMENT OF LEASES. THE PARTIES ACKNOWLEDGE THAT THE FOREGOING INDEMNITIES DO NOT EXTEND TO MATTERS PERTAINING TO THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING (BY WAY OF EXAMPLE AND NOT LIMITATION) THE CONSTRUCTION OF THE IMPROVEMENTS.

THE PROVISIONS OF THIS SECTION 9.6 SURVIVE THE CLOSING OR ANY EARLIER TERMINATION OF THIS CONTRACT.

Section 9.7	Independent Contract Consideration.

Buyer tenders to Seller and Seller acknowledges receipt of the sum of $100 as independent and non-refundable contract consideration for any options granted in this Contract. This independent consideration is in addition to any other deposits made under this Contract, is earned by Seller upon its execution of this Contract, and will not be credited against the Purchase Price.

Section 9.8	General.

This Contract may be executed in one or more counterparts. Each counterpart is an original and proof of this Contract may be made without more than one counterpart. Facsimile pdf and/or email signatures are binding on the party providing the facsimile signatures. The laws of the State of Texas govern this Contract. Time is of the essence in the performance of this Contract. This Contract is binding upon and inures to the benefit of the successors and assigns of the parties. This Contract embodies the complete agreement between the parties and cannot be varied except by written agreement of Seller and Buyer. If any provision in this Contract is unenforceable in any respect, the remainder of this Contract remains enforceable and, in lieu of the unenforceable provision, there will be added to this Contract a provision as similar in terms to the unenforceable clause as may be possible and be enforceable. Section headings or captions are used in this Contract for convenience only and do not limit or otherwise affect the meaning of any provision of this Contract.

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Section 9.9	No Recording.

Buyer covenants that neither it nor any successor or assign will record in any public records this Contract or any memorandum or affidavit relating to this Contract. This provision survives the Closing or earlier termination of this Contract, and notwithstanding Section 7.3, Seller may enforce specific performance of Buyer's obligations under this Section 9.9 and pursue any other remedy at law or in equity in connection with same.

Section 9.10	Confidentiality.

Unless Seller specifically and expressly otherwise agrees in writing, Buyer agrees that (a) the results of all inspections, analyses, studies and similar reports relating to the Property prepared by or for Buyer or any agent utilizing any information acquired in whole or in part through the exercise of Buyer’s access or inspection rights under this Contract (the “Buyer’s Studies”); and (b) all information regarding the Property of whatsoever nature made available to Buyer by Seller or Seller’s agents or representatives (the Seller’s Proprietary Information), is confidential and shall not be disclosed to any other person except those assisting Buyer with the transaction, or Buyer’s lender or investors, if any, and then only upon Buyer making such persons aware of the confidentiality restriction and procuring such persons’ agreement to be bound thereby. Buyer agrees not to use, or allow to be used, any such information for any purpose other than to determine whether to proceed with the contemplated purchase, unless the same is consummated, in connection with the operation of the Property post-closing. Further, if this Contract is terminated or if the transaction thereafter fails to close for any reason whatsoever, Buyer agrees to return to Seller, or cause to be returned to Seller, all of Seller’s Proprietary Information. Unless Seller reimburses Buyer for Buyer’s costs associated with the Buyer’s Studies, Seller shall not be entitled to receive the Buyer’s Studies. The provisions of this Section survive the Closing or early termination of this Contract.

For the avoidance of doubt and notwithstanding anything to the contrary in this Contract, Seller and its owners and investors, and each of their respective affiliates (collectively, the Seller Group), and Buyer and its owners and investors, and each of their respective affiliates (collectively, Buyer Group) may cause to be made any disclosure with respect to this Contract or the subject transactions that is reasonably deemed necessary by any member of the Seller Group and or Buyer Group or its counsel in connection with financial reporting, securities disclosures or other legal, tax or financial requirements or guidelines applicable to any of the Seller Group and/or Buyer Group, including (without limitation) any disclosures to or filings with the Securities and Exchange Commission.

Section 9.11	Waiver of Jury Trial.

TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF BUYER AND SELLER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE PROVISIONS OF THIS CONTRACT OR ANY DOCUMENT DELIVERED IN CONNECTION WITH THIS CONTRACT OR THE TRANSACTIONS CONTEMPLATED THEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING. EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS CONTRACT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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Section 9.12	OFAC.

Each party hereby represents to the other that it is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 23, 2001) (the Order) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (OFAC) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the Orders). Furthermore, each party represents to the other that neither it nor, to its knowledge, any of its beneficial owners: (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the Lists); (b) is a Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (c) is owned or controlled by, or acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders. The provisions of this paragraph survive Closing.

Section 9.13	Exchange.

Seller or Buyer may elect to consummate the sale or purchase (as applicable) of the Property as part of a so-called like kind exchange (the Exchange) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the Code); provided, however, the following provisions shall apply: (a) the Closing Date is not delayed; (b) the non-exchanging party incurs no additional liabilities of any kind in effecting the Exchange; (c) the non-exchanging party is not required to hold title to the exchange property at any time; (d) the exchanging party shall pay all additional costs incurred in effecting the Exchange, including attorneys' fees; and (e) if the exchanging party uses a qualified intermediary to effectuate the Exchange, any assignment of the rights or obligations of the exchanging party hereunder shall not relieve, release or absolve the exchanging party of its obligations under this Contract. The non-exchanging party is obligated to reasonably cooperate with the exchanging party in effecting the Exchange, but only if the exchanging party adheres to the foregoing provisions and otherwise causes the Exchange to adhere to same.

[SIGNATURE PAGE FOLLOWS]

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EXECUTED by Seller on the tenth day of April, 2017.

THE ABLON AT FRISCO SQUARE, LLC,
a Delaware limited liability company

By:	Ablon Multifamily Ill LLC,
a Texas limited liability company,
its managing member

By:	Pegasus Ablon Properties LLC,
a Texas limited liability company,
its managing member

By:	/s/ Stephen Brookshire
	Name:	Stephen Brookshire
	Title:	Vice President

EXECUTED by Buyer on the tenth day of April, 2017.

Irwin R. Rose & CO, LLC

By:	/s/ Douglas C. Rose
Douglas C. Rose President

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The undersigned acknowledges receipt of a copy of this Contract, fully-executed by Buyer and Seller, and shall comply with the terms of this Contract that relate to Closing Agent.

COMMONWEALTH TITLE

By:	/s/ Stacie Taylor
	Name:	Stacie Taylor
	Title:	Sr. Commercial EO

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